EXHIBIT 99(c) (6)
Presentation to the Board of Directors Regarding:
Project KENT
October 25, 2006
New York – Atlanta — Boston — Chicago — San Francisco

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Presentation to the Board of Directors
I. Proposal Background II. Update on KENT III. Valuation Analysis

I. Proposal Background

Proposal Background
Summary Terms of the Proposal
Price (1) $16.45 per share or approximately $291.1 million
Consideration 100% cash
Structure Tender offer, followed by second step merger
Prior to the close of the tender offer, KENT will sell OBS to members of KENT management or other bidders
Treatment of Options Cashed out at closing
Treatment of Contracts Honor all employment contracts and general severance
Anticipated Closing 1st quarter, 2007
Termination Fee $8.7 million, approximately 3.0% of the aggregate equity value
Conditions to Closing Customary approvals and the conducting of a market check for OBS
(1) Based on 60-day average closing price through 10/25/2006 and estimated transaction costs not included in LANE valuation

Proposal Background Description of Segments
Corporate Solutions Group (CSG) Executive Benefits Practice Banking Practice Clark Securities (CSI)
Other Businesses (OBS)
Healthcare Group
Pearl, Meyer, & Partners
Federal Policy Group
MedEx
Baden Retirement Plan Services
Stratford Advisory Group
Clark Benson
Corporate

Proposal Background
Transaction Related Cost Analysis
Costs Included Costs Not Total in LANE Proposal Included Management Separation and Option Costs $38.9 $10.7 $28.2 Assets (1) 12.4 4.5 7.9 Net of Assets $26.6 $ 6.2 $20.4 Taxes 7.4 1.8 5.6 Net Costs(2) $19.2 $ 4.4 $14.8
(1) Assumes any assets in excess of those funding management separation and option costs are used to cover other liabilities
(2) Represents management’s best estimates and would be repriced based on the the final share price and as of date of close Note: Assumes closing date of 1/15/2007

Proposal Background Calculation of Purchase Price
(Dollars in millions; except per share data) Purchase Price Per Share Before Costs to Shareholders KENT 60-Trading Day Average Stock Price (through 10/25/06) $11.49 33.0% Premium 3.79 LANE’s Purchase Price Per Share $15.29 Aggregate Purchase Price to Shareholders LANE’s Aggregate Purchase Price Before Costs $270.5 OBS Buyer Group’s Aggregate Purchase Price(1) 35.4 Net Costs (14.8) Total Aggregate Purchase Price to Shareholders $291.1 Outstanding KENT Shares: 17.7 Price Per Share for Stock and Options to Shareholders $16.45
Notes: (1) Assumes excess cash at KENT is equal to debt not to be assumed by LANE

Proposal Background Proposal Statistics
Stock Price Premiums at a $16.45 per Share Purchase Price
$16.45 per Share Purchase Price Stock Price Premium (%) Closing Price (October 25,2006) $11.87 38.6 % Closing Price (1-month prior) 11.56 42.3 52-week high (October 26, 2005) 15.88 3.6 52-week low (October 3, 2006) 10.48 57.0 60-trading day average 11.49 43.2 Year-to-date average 12.20 34.9
Source: Factset

Proposal Background
Proposal Multiples at $16.45 per Share
(Dollars in millions; except per share data)
$16.45 per Share Purchase Price Equity Value Enterprise Value Multiple Value Multiple (1) Last twelve months ended 9/30/2006: Revenue $277.8 2.1 x EBITDA(2) 54.7 10.6 Earnings per Share(2) 0.41 39.7 x Cash Earnings per Share(2)(3) 1.27 13.0 Book Value 270.4 1.08 2006 Estimated: Revenue — Management(4) $284.5 2.0 EBITDA — Management(4) 55.2 10.5 Earnings per Share — Management(4) 0.47 35.3 x Cash Earnings — Management(3)(4) 1.31 12.6 Earnings per Share — First Call(5) 0.45 36.6 2007 Estimated: Revenue — Management(4) $299.1 1.9 x EBITDA — Management(4) 57.8 10.0 Earnings per Share — Management(4) 0.57 28.8 x Cash Earnings — Management(3)(4) 1.41 11.6 Earnings per Share — First Call(5) 0.77 21.5
(1) Based on enterprise value. Enterprise value equals deal value of $291.1 million plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million; total enterprise value equals $577.7 million (2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005 (3) Assumes cash earnings per share is equal to earnings per share plus amortization per share (4) Based on Management earnings projections as of 10/25/06 (5) Based on FirstCall estimates as of 10/25/2006

II. Update on KENT

Update on KENT

Summary Market Statistics

(Dollars in millions, except per share data)

Current Market Statistics	
Current share price (10/25/2006)	$11.87
52-week high / low	$15.88/$10.48
Shares outstanding	17.7
Market capitalization	$210.0
Net Debt	286.6
Enterprise value[1]	496.6
Average daily volume (shares)	63,157

EPS	LTM		2006 Projected (3)	Est 2006 (4)	Est 2007 (4)
Earnings Per Share	$0.41	(2)	$0.47	$0.45	$0.77
Price / EPS	28.6x		25.5x	26.4x	15.5x
Cash Earnings Per Share[5]	$1.27	(2)	$1.31		
Price / Cash EPS	9.4x		9.1x		

EBITDA Calculation	LTM		2006 Projected (3)
Income before Taxes	$12.8	(2)	$14.0
Interest	21.9		21.5
Depreciation & Amortization	20.0		19.7
EBITDA	$54.7		$55.2
Enterprise Value / EBITDA	9.1x		9.0x

Source: Company reports; Bloomberg

(1) Based on enterprise value. Enterprise value equals market capitalization plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million

(2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005

(3) Based on Management earnings projections as of 10/25/2006

(4) Based on FirstCall estimates as of 10/25/2006

(5) Assumes cash earnings per share is equal to earnings per share plus amortization per share

Revenues by Segment (LTM ended 9/30/2006)



Corporate/CSI
1%
Medex/ICP
1%
Federal Policy
Group
4%
Pearl Meyer &
Partners
12%
Healthcare
Group
14%
Corporate
Solutions
68%

Total Revenue = $277.8 million

Source: Company filings, Management earnings projections as of 10/25/2006

12

SANDLER O'NEILL + PARTNERS, L.P.

Update on KENT
KENT Summary Financial Statements
(Dollars in thousands; except per share data)
Summary Balance Sheet September 30, December 31, 2006(1) 2005
Cash and cash equivalents $ 8,466 $ 5,077
Restricted cash 6,542 7,799
Total intangible assets 582,010 582,544
Other assets 73,932 79,093
Total Assets $670,950 $674,513
Recourse debt $ 15,369 $ 5,728
Non-recourse debt 241,194 254,595
Trust preferred debt 45,000 45,000
Total Debt $301,563 $305,323
Total Liabilities $400,527 $404,495
Total Stockholders’ Equity $270,423 $270,018
Source: Company filings (1) Based on Management projections as of 10/25/06
Summary Income Statement LTM Actual 9/30/06(1) 2005
First year revenues $136,864 $130,974
Renewal revenues 140,960 142,832
Total Revenues 277,824 273,806
Total commission expense (55,538) (53,024)
Total operating expense (173,110) (168,286)
Total EBITA $ 49,176 $ 52,496
Amortization of acquisition costs (15,186) (15,407)
Operating Income 33,990 37,089
Interest & other income (21,335) (19,842)
Pre-tax income 12,655 17,247
Other adjustments 0 0
Net Income $ 7,349 $ 10,609
Earnings Per Share $ 0.40 $ 0.58
Adjusted Earnings per Share $ 0.41 (2) $ 0.58 (2)
(1) Based on Management earnings projections as of 10/25/06 (2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005

Update on KENT
Projected Consolidated Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
First Year Revenue $147,089 $158,693 $166,873 $175,661 $184,682
Renewal Revenue 137,366 140,419 142,627 144,909 147,903
Total Revenue $284,455 $299,112 $309,499 $320,570 $332,585
Commission and Fee Expense ($58,705) ($60,611) ($62,772) ($65,167) ($67,583)
Operating Expense (170,505) (180,687) (188,214) (196,168) (204,530)
Total Expenses ($229,210) ($241,298) ($250,986) ($261,335) ($272,113)
EBITDA $ 55,244 $ 57,814 $ 58,514 $ 59,235 $ 60,471
Depreciation and Amortization Expense (19,704) (19,865) (20,030) (20,212) (20,404)
Interest Expense (21,498) (20,697) (19,768) (18,619) (17,362)
Pre-Tax Income $ 14,043 $ 17,252 $ 18,716 $ 20,404 $ 22,705
Taxes (5,715) (7,021) (7,617) (8,304) (9,241)
Net Income $ 8,327 $ 10,230 $ 11,098 $ 12,099 $ 13,464
Weighted Average Diluted Shares 17,877 17,877 17,877 17,877 17,877
Earnings per Share $ 0.47 $ 0.57 $ 0.62 $ 0.68 $ 0.75

Update on KENT
Stock-Volume Analysis for the Last Twelve Months Ended 10/25/06
$18.00 300,000 $17.00 Ave. Daily Volume = 63,157 270,000 $16.00 240,000 $15.00 210,000 $14.00 180,000 $13.00 150,000 $12.00 120,000 $11.00 90,000 $10.00 60,000 $9.00 30,000 $8.00 0 10/24/05 12/15/05 2/09/06 4/04/06 5/26/06 7/20/06 9/12/06 10/25/06 Reported Vol. = 16,011,000 Stock Price Volume Est. # of Shrs. Traded = 16,011,000 Shares Traded / Shares Outstanding = 90.65%
One-Year Trading Distribution 45% 39.1% 40% 35% 30% 23.2% 23.8% 25% 20% 15% 9.6% 10% 4.3% 5% 0.0% 0.0% 0% $0.00 to $8.90 to $10.09 to $11.28 to $12.46 to $13.65 to $14.84 $8.90 $10.09 $11.28 $12.46 $13.65 $14.84 and up -5.0% to +5.0% of -25.0% to -15.0% to Today’s Price of +5.0% to +15.0% to < -25.0% > +25.0% -15.0% -5.0% $11.87 +15.0% +25.0%
Cumulative Distribution of Volume 99.1% 100.0% 100% 93.2% 85.1% 90% 80% 70% 60% 52.9% 50% 43.6% 40% 30% 20.9% 20% 10% 0% $10.40 to up to up to up to up to up to up to $11.20 $12.00 $12.80 $13.60 $14.40 $15.20 $16.00 Note: Histogram report ranges are defined using the average of the high and low prices of the current day, not closing Source: FactSet
130%
15.24%
120%
14.84%
110% 13.39%
100% 4.21%
90%
80%
70% -26.00%
60%
10/24/05 12/15/05 2/09/06 4/04/06 5/26/06 7/20/06 9/12/06 10/25/06
CLK S&P 500
Insurance Brokers Consult. & Bus. Services
Consult. & Bus. Services ex. CBZ
Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH COMPOSITE = CEN HEW WW
Consultants and Business Services = CBZ, CEN, HEW, WW

Update on KENT
Stock-Volume Analysis Since IPO
Price and Volume $32.50 1,100,000 $30.00 1,000,000 $27.50 900,000 $25.00 800,000 $22.50 700,000 $20.00 600,000 $17.50 500,000 $15.00 400,000 $12.50 300,000 $10.00 200,000 $7.50 100,000 $5.00 0 8/19/98 1/10/00 6/01/01 10/15/02 02/18/04 06/23/05 10/25/06 Reported Vol. = 108,098,064 Stock Price Volume Shares Traded / Shares Outstanding = 612.00%
Since-IPO Trading Distribution
35%
31.2%
30% 27.3%
25%
20.0%
20%
14.5%
15%
10% 6.1%
5%
0.0% 0.5%
0%
$0.00 to $6.53 to $8.66 to $10.80 to
$12.94 to $15.08 to $17.22
$6.53 $8.66 $10.80 $12.94
$15.08 $17.22 and up
Less Than -45.0% to — -27.0% to — -9% to +9% of today’s +9.0% to +27.0% to Greater Than
-45.0% 27.0% 9.0% price of $11.87 +27.0% +45.0% +45.0%
Cumulative Distribution of Volume 100.0% 100% 93.0% 98.7% 90% 84.3% 80% 70% 55.2% 60% 50% 40% 30% 15.3% 20% 10% 0.1% 0% $9.60 to up to up to up to up to up to up to $12.80 $16.00 $19.20 $22.40 $25.60 $28.80 $32.00 Note: Histogram report ranges are defined using the average of the high and low prices of the current day, not closing price. Source: FactSet
Comparative Price Appreciation
350%
300%
250%
200%
31.89%
150% 25.84%
25.88%
100% 10.60%
5.47%
50%
0%
8/19/98 1/10/00 6/01/01 10/15/02 02/18/04 06/23/05 10/25/06
CLK S&P 500
Insurance Brokers Consult. & Bus. Services
Consult. & Bus. Services ex. CBZ
Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH COMPOSITE = CEN
Consultants and Business Services = CBZ, CEN, HEW, WW

Update on KENT
History of Forward Multiples
Stock Price Performance $ 35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00 Oct-01 Feb-02 Jul-02 No v-02 A pr-03 Sep-03 Jan-04 Jun-04 No v-04 M ar-05 A ug-05 Dec-05 M ay-06 Oct-06
Price / Current Year Estimated EPS statistics (1) High (July 2006) 30.2 x Average 15.7 Low (March 2003) 9.7 October 25, 2006 26.4
Price / Current Year Estimated EPS 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x 0.0x Oct-01 Feb-02 Jul-02 No v-02 A pr-03 A ug-03 Jan-04 M ay-04 Oct-04 M ar-05 Jul-05 Dec-05 A pr-06 Sep-06
Source: FactSet (1) Forward EPS is based on FirstCall estimates

Update on KENT
Equity Research Analyst Coverage
Earnings Estimate Broker Analyst Rating Price Target 2006E 2007E Last Updated Barrington Research Hutchison Outperform $16.00 $0.47 $0.86 8/1/2006 Keefe, Bruyette & Woods Lipponen Market Perform 13.00 0.33 0.67 8/1/2006 Matrix USA Feinseth Sell NA ; NA NA 9/19/2006 Stephens Inc. Fisken Overweight NA 0.54 NA 4/26/2006 I/B/E/S Mean $14.50 $0.45 $0.77 I/B/E/S Median 14.50 0.47 0.77
Source: Bloomberg as of October 25, 2006 NA — Not available Estimate in gray has not been updated and is excluded from I/B/E/S mean and median

Update on KENT
Quarterly Earnings Results
$0.65 $0.57 $0.55 $0.50 $0.49 $0.48 $0.37 $0.27 $0.26 $0.23 $0.23 $0.17 $0.18 $0.19 $0.16 $0.16 $0.15 $0.13 $0.11 $0.11 $0.10 $0.11 $0.09 $0.08 $0.08 $0.07 $0.06 $0.04 $0.02 $0.01 $0.01$0.01 4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05
Source: Company Filings, Management earnings projections as of 10/25/2006

Update on KENT
Difference from Street Estimates
130% 110% 90% 70% “Beat” Consensus 50% 30% 10% -10%4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05 -30% “Missed” Consensus -50% -70% -90%
Source: FactSet

III. Valuation Analysis

Valuation Analysis

Selected Comparable Publicly-Traded Companies

(Dollars in millions; expect per share data)

		10/25/06	% of		Market	Price					Enterprise Value		Div.
Company	Ticker	Price	LTM High	LTM Low	Value	LTM EPS	LTM Cash EPS[1]	Current Year	Forward Year	Book	LTM EBITDA	LTM Revenue	Yield
Life Broker													
National Finl Partners[2][3]	NFP	$39.65	67%	113%	$1,514	26.7x	18.4x	15.1x	12.5x	2.11x	11.0x	1.5x	1.51%
Property & Casualty Brokers													
Marsh & McLennan[4]	MMC	$29.26	88%	118%	$16,104	24.5x	21.2x	18.7x	16.0x	2.68x	10.1x	1.7x	2.32%
Aon Corporation[5]	AOC	35.45	84%	111%	11,148	16.1	15.1	15.1	13.1	2.06	8.1	1.3	1.69%
Willis Group[2]	WSH	38.01	97%	121%	5,989	19.1	18.4	17.1	14.5	4.37	12.1	2.9	2.42%
Brown & Brown	BRO	30.05	85%	113%	4,206	24.8	20.5	24.1	21.0	4.69	13.1	5.1	0.67%
Arthur J. Gallagher[6]	AJG	27.85	88%	113%	2,733	16.6	14.6	19.0	15.8	3.23	9.8	1.7	4.31%
Hilb, Rogal & Hamilton[7]	HRH	44.83	100%	124%	1,599	20.1	16.2	18.7	16.4	2.77	8.6	2.3	1.07%
Hub International[8]	HBG	30.85	98%	130%	1,211	21.3	16.9	18.6	15.6	1.90	9.9	2.5	0.91%
U.S.I. Holdings Corporation[2][9]	USIH	15.97	99%	133%	928	31.4	14.9	13.9	12.2	2.18	10.7	2.2	0.00%
					Mean	21.7x	17.2x	18.1x	15.6x	2.99x	10.3x	2.5x	1.67%
					Median	20.7x	16.6x	18.6x	15.7x	2.73x	10.0x	2.2x	1.38%
Consulting Services/Benefits Outsourcing													
Ceridian Corporation[10]	CEN	$23.94	92%	112%	$3,327	23.5x	18.2x	21.2x	18.3x	2.68x	10.5x	2.1x	0.00%
Hewitt Associates[11]	HEW	24.48	81%	121%	2,708	37.1	19.2	NM	18.7	2.22	7.3	1.0	0.00%
Watson Wyatt[12]	WW	44.59	100%	173%	1,891	22.1	20.2	20.0	18.1	2.92	9.6	1.4	0.67%
BISYS Group[14]	BSG	11.05	69%	119%	1,331	14.3	12.4	22.1	19.6	1.36	4.2	1.0	0.00%
Century Business Services[15]	CBZ	7.20	80%	139%	493	21.4	18.9	21.2	18.9	2.18	9.1	1.0	0.00%
					Mean [13]	26.0x	19.1x	20.8x	18.5x	2.50x	9.1x	1.4x	0.17%
					Median [13]	22.8x	19.0x	21.2x	18.5x	2.45x	9.4x	1.2x	0.00%
All Companies													
					Mean [13]	23.4x	17.9x	18.5x	16.2x	2.77x	10.0x	2.1x	1.20%
					Median [13]	22.1x	18.4x	18.7x	16.0x	2.68x	9.9x	1.7x	0.91%
KENT[16][17]	**CLK**	**$11.87**	**75%**	**113%**	**$210**	**28.6x**	**9.4x**	**26.4x**	**15.5x**	**0.78x**	**9.1x**	**1.8x**	**2.02%**

22

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis
Selected Comparable Publicly-Traded Companies (continued)
Notes: Source: FirstCall, FactSet, Bloomberg and SEC Filings. Enterprise value equals market capitalization of $210.0 plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $15.0 million; total enterprise value equals $496.6 million WSH and HRH financial data as of 6/30/06 NA — not applicable ; NM — not meaningful (1) Assumes cash earnings per share is equal to earnings per share plus amortization per share (2) All EPS estimates are on a cash basis. There are no GAAP EPS estimates for NFP, WSH or USIH
(3) Excludes any gains or losses on the sale of subsidiaries
(4) MMC LTM 6/30/06 results are equal to reported results plus $250 million related to restructuring, regulatory and other one time charges. Charges have been tax effected using a 33% tax rate (5) AOC LTM 6/30/06 results are equal to reported results plus $182 million for provision for NY and other state settlements, restructuring charges, gain on sale of Cambridge preferred stock and a loss on Endurance warrants, tax effected at a 35% tax rate (6) AJG LTM 9/30/06 results are equal to reported results plus $67 million associated with litigation, claims handling obligations, investment losses and pension plan curtailment gain, tax effected at 21%.
(7) HRH LTM 6/30/06 results are equal to reported results plus $36 million for regulatory charges, severance charges and integration charges less non-operating gains, tax effected at 40% (8) HBG LTM 6/30/06 results are equal to reported results plus $19 million for Talbot compensation expense less gain on disposal of subsidiaries, property, equipment and other assets; tax effected at 34% (9) USIH LTM 6/30/06 results are equal to reported results plus $6 million for margin improvement plan expenses, acquisition integration expenses and loss on early extinguishment of debt, tax effected at a 43% tax rate (10) Assumes 2005 amortization of $0.30 per diluted share (11) Excludes goodwill impairment charge (12) Does not include non-operating loss (13) BISYS is excluded from all mean and median statistics because the company has not made its last regulatory filings (14) Excludes restructuring and impairment charges, litigation costs and regulatory settlements and investment gains (15) Excludes any gains or losses on the sale of subsidiaries (16) Excludes human capital reorganization expense in 2005 (17) Based on Management’s 3rd quarter 2006 financial data as of 10/25/06

Imputed Value Based on Selected Comparable Publicly-Traded Companies
(Dollars in millions, except per share data)
Market Imputed Multiples Valuation Range KENT Median Mean Median &n bsp; Mean LTM Revenue $277.8 1.7 x — 2.1 x $11.24 — $16.13 LTM EBITDA (1) 54.7 9.9 — 10.0 14.39 — 14.71 Current Year EPS (2) $0.45 18.7 x — 18.5 x 8.41 — 8.34 Forward Year EPS (2) 0.77 16.0 — 16.2 12.24 — 12.42 Imputed Value $8.34 — $16.13
(1) Excludes human capital reorganization expense in 2005 (2) Based on First Call estimates as of 10/25/06

Valuation Analysis

Comparable Acquisitions

(Dollars in millions)

Insurance Brokers (Enterprise Value > $100MM)

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Sep-06	Alliant Resources Group	Jardine Lloyd Thompson's USA Ops.	Cash	$100	$60	NA	1.67 x	NA
Mar-06	Hub International	Citizen Financial's Ins. Broker Units	Cash	105	45	NA	2.33	NA
Feb-05	Brown and Brown	Hull & Company	Cash	175	63	NA	2.78	NA
Sep-04	USI Holdings	Summit Global Partners[2][3]	Cash, Stock	124	66	$13	1.88	9.4 x
Mar-04	Hub International	Talbot Financial Corp.	Cash	145	105	18	1.38	8.2
Nov-03	BB&T Corporation	McGriff Seibels & Williams Inc.	Cash and Stock	391	160	35	2.43	11.3
Sep-02	Clark/Bardes, Inc.	Long, Miller & Associates, LLC	Cash and Stock	399	66	42	6.06	9.4
May-02	Hilb, Rogal and Hamilton	Hobbs Group LLC	Cash and Stock	273	95	23	2.87	11.9
Dec-01	Greater Bay Bancorp	ABD Insurance & Financial Services, Inc.[4]	Cash and Pref Stock	201	100	22	2.01	9.1
Apr-01	Benfield Greig Group Plc	E.W. Blanch Holdings, Inc.	Cash	215	199	18	1.08	11.7
Mar-01	Wells Fargo	Acordia	Cash	500	400	57	1.25	8.7
Jan-01	Hub International	Kaye Group Inc.	Cash	120	78	16	1.53	7.6
						Mean	2.27 x	9.7 x
						Median	1.94	9.4

Consulting and Business Services Companies

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Jul-06	One Equity Partners	NCO Group [1]	Cash	$1,191	$1,104	152	1.08 x	7.8 x
Feb-06	Kanbay International, Inc.	Adjoined Consulting, Inc.	Cash and Stock	165	95	NA	1.73	NA
Sep-05	Open Solutions	BISYS Information Services	Cash	470	212	NA	2.22	NA
Jul-05	Apollo Management LP	Cendant Corp's Marketing Services Division [5]	Cash and Pref Stock	1,825	1,500	NA	1.22	NA
Mar-05	Affiliated Computer Services	Mellon Financial's HR Consulting and Outsourcing Businesses	Cash	445	660	NA	0.67	NA
Jan-05	Watson Wyatt & Company	Watson Wyatt LLP[6][7]	Cash and Stock	550	436	NA	1.26	NA
Jun-04	Hewitt Associates, Inc.	Exult, Inc.	Stock	700	466	30	1.50	23.5
May-04	Marsh McLennan Companies	Kroll, Inc. [1]	Cash	1,679	547	113	3.07	14.9
Dec-03	Manpower	Right Management Consulting	Stock	597	477	84	1.25	7.1
Sep-02	Kroll, Inc.	Zolfo Cooper	Cash and Stock	178	61	36	2.91	4.9
Feb-01	AON Corp.	ASI Solutions Inc.	Stock	104	84	14	1.24	7.4
						Mean	1.65 x	11.0 x
						Median	1.26	7.6

All Transactions

Mean	1.97 x	10.2 x
Median	1.67	9.1

Purchase Price of $16.45 per share

Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
LANE	KENT	Cash	$ 578	$ 278	$ 55	2.08 x	10.6 x

Source: SNL, Company filings
(1) Excludes restructuring charges
(2) Estimate of 20% EBITDA margin based on USI Holdings management conference call
(3) Revenues are annualized, based on press release disclosure
(4) Transaction information from Greater Bay's presentation "Highlights for the Investment Community," dated 12/19/01
(5) Based on 2004 revenue
(6) Watson Wyatt & Company owned 20% of Watson Wyatt LLP and purchased the remaining 80% in this transaction
(7) The enterprise value used for the revenue multiple is adjusted to $550 million to represent a 100% purchase of Watson Wyatt LLP as disclosed by company management in a conference call on 1/18/05

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis
Imputed Value Based on Comparable Acquisitions
(Dollars in millions, except per share data)
Transaction Imputed Multiples Valuation Range Insurance Brokers KENT Median Mean Median &nbs p; Mean LTM Revenue $277.8 1.9 x — 2.3 x $14.29 — $19.48 LTM EBITDA (1) $54.7 9.4 x — 9.7 x $12.82 — $13.77 Imputed Value $12.82 — $19.48
Transaction Imputed Consulting and Multiples Valuation Range Business Services Companies KENT Median Mean Median &nbs p; Mean LTM Revenue $277.8 1.3 x — 1.7 x $3.61 — $9.72 LTM EBITDA (1) $54.7 7.6 x — 11.0 x $7.34 — $17.67 Imputed Value $3.61 — $17.67 All Transactions Imputed Value $3.61 — $19.48
(1) Excludes human capital reorganization expense in 2005

Valuation Analysis Premiums Paid Analysis
Market Premium Median Premium Paid Over 1-Day 1-Month All Industries from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 16.7% 18.2% All Financial Services Transactions from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 20.4% 20.9% All Insurance Transactions From 1/1/2000 to Today 15.8% 23.7% Purchase Price of $16.45 per share LANE/KENT 38.6% 42.3%
LANE/KENT premium numbers are based on the closing price of $11.87 on October 25, 2006 Source: SNL, Thomson Financial

Valuation Analysis Ability To Achieve Purchase Price Via Earnings Growth Assumptions: Peer group median P/EPS multiple of 22.1x
Growth Rate Needed Growth Rate Needed
for KENT Price to for KENT Price to Equal
Equal Purchase Price Value of Purchase Price
Price/ Value of Price/ Purchase Value of
LTM EPS Purchase Price at LTM EPS Price at end Purchase Price
Year of Peers 18% Discount Rate Year of Peers of Period at 18% Discount
2007 60% $13.94 2007 89% $19.41 $16.45
2008 27% $11.81 2008 49% $22.90 $16.45
2009 17% $10.01 2009 38% $27.03 $16.45
2010 12% $ 8.48 2010 33% $31.89 $16.45
2011 10% $ 7.19 2011 30% $37.63 $16.45
Source: Bloomberg, Management 2006 Budget as of 10/25/06

Valuation Analysis Discount Rate Analysis
To determine a range of discount rates, we calculated the cost of equity for KENT:
Risk free rate + (equity risk premium x KENT Beta) = cost of equity
Risk free rate is the 10-year U.S. Treasury rate as of October 25, 2006
Equity risk premium based on data from Ibbotson Associates
We then selected our range of discount rates based on our cost of equity calculation
Risk Free Rate 4.76% Equity Risk Free Rate 6.80 KENT Beta 1.89 Cost of Equity 17.61%

Valuation Analysis
Discounted Cash Flow Analysis – Key Assumptions
All projections based on KENT’s2006 budget and estimates for future performance provided by KENT
Free cash flows are discounted at rates ranging from 16.0% — 19.0%
Terminal value is based on EBITDA exit multiples on KENT’s 2010 projected EBITDA
Key assumptions for projected results include: Net debt of $287 million Effective tax rate of 40.7% Shares outstanding of 17.7 million Annual dividend to shareholders of $0.24 per share
The cash flows are valued as three separate segments: CSG, OBS and Corporate. The cash flows from each unit were forecasted and then discounted to 12/31/06 based on a selected range of discount rates and terminal multiples based on the characteristics of the business. These values are then aggregated to determine the total value of KENT. Nothing in this presentationshould imply that KENT could be sold in separate segments. LANE’sproposal is to acquire CSG and have a third party buy OBS and the Corporate segment

Valuation Analysis
Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010
Growth Rates
First-Year Revenue
CSG
Executive Benefits Practice 10.0% 8.0% 7.0% 6.0%
Banking Practice 2.0% 4.0% 5.0% 5.0%
CSI 5.0% 5.0% 5.0% 5.0%
OBS
Healthcare Group 5.0% 5.0% 5.0% 5.0%
Pearl Meyer 5.0% 5.0% 5.0% 5.0%
Medex 5.0% 5.0% 5.0% 5.0%
Federal Policy Group 5.0% 5.0% 5.0% 5.0%
Stratford 5.0% 5.0% 5.0% 5.0%
Baden 5.0% 5.0% 5.0% 5.0%
Renewal Revenue
CSG
Executive Benefits Practice 2.0% 2.0% 2.0% 1.0%
Banking Practice 3.0% 2.0% 2.0% 3.0%
OBS
Healthcare Group -5.0% -5.0% -5.0% -5.0%
Medex 0.0% 0.0% 0.0% 0.0%

Valuation Analysis
Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010
Growth Rates (Continued) Commission and Fee Expense CSG Executive Benefits Practice 6.0% 5.0% 4.5% 3.5% Banking Practice 2.3% 3.3% 4.0% 4.3% OBS Healthcare Group 1.0% 1.0% 1.0% 1.0% Medex 0.0% 0.0% 0.0% 0.0% Operating Expense CSG Executive Benefits Practice 4.0% 4.0% 3.5% 3.0% Banking Practice 2.0% 2.0% 3.0% 3.5% CSI 5.0% 5.0% 5.0% 5.0% OBS Healthcare Group 5.0% 5.0% 5.0% 5.0% Pearl Meyer 5.0% 5.0% 5.0% 5.0% Medex 5.0% 5.0% 5.0% 5.0% Federal Policy Group 5.0% 5.0% 5.0% 5.0% Stratford 5.0% 5.0% 5.0% 5.0% Baden 5.0% 5.0% 5.0% 5.0% Corporate 7.0% 6.0% 5.0% 5.0%

Valuation Analysis
Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010
Depreciation Expense $ 4,656 $ 4,817 $ 4,982 $ 5,164 $ 5,356
Amortization Expense 15,048 15,048 15,048 15,048 15,048
Depreciation and Amortization Expense $19,704 $19,865 $20,030 $20,212 $20,404
Depreciation and Amortization Allocation Corporate Solutions Group 79.5% 79.5% 79.5% 79.5% 79.5% Other Business Segments 14.4% 14.4% 14.4% 14.4% 14.4% Corporate 6.1% 6.1% 6.1% 6.1% 6.1% Tax Rate 40.7% 40.7% 40.7% 40.7% 40.7% Amortization for Tax Purposes Tax Shield (1)
CSG $15,622 $15,287 $15,220 $15,220 $15,220
OBS 2,502 2,502 2,502 2,502 2,502
Total $18,124 $17,789 $17,722 $17,722 $17,722
(1) Represents the tax amortization in excess of book amortization in a given year

Valuation Analysis
Discounted Cash Flow Analysis – CSG Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
First-Year Revenue Executive Benefits Practice $ 18,717 $ 20,589 $ 22,236 $ 23,792 $ 25,220
Banking Practice 36,533 37,264 38,754 40,692 42,727
CSI 3,652 3,835 4,026 4,228 4,439
Total $ 58,902 $ 61,687 $ 65,016 $ 68,712 $ 72,385
Renewal Revenue Executive Benefits Practice $ 34,584 $ 35,276 $ 35,981 $ 36,701 $ 37,068
Banking Practice 93,753 96,566 98,497 100,467 103,481
Total $128,337 $131,841 $134,478 $137,168 $140,549
Total Revenue $187,239 $193,528 $199,494 $205,880 $212,934
Commission and Fee Expense Executive Benefits Practice ($17,499) ($18,549) ($19,476) ($20,353) ($21,065)
Banking Practice (34,639) (35,446) (36,630) (38,099) (39,752)
Total ($52,138) ($53,995) ($56,106) ($58,452) ($60,818)
Operating Expense Executive Benefits Practice ($34,098) ($35,462) ($36,880) ($38,171) ($39,316)
Banking Practice (46,652) (47,585) (48,536) (49,992) (51,742)
CSI (3,051) (3,204) (3,364) (3,532) (3,709)
Deduction of Depreciation 3,702 3,810 3,922 4,051 4,187
Total ($80,098) ($82,440) ($84,858) ($87,644) ($90,580)

Valuation Analysis
Discounted Cash Flow Analysis – CSG Income Statement (continued) (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
Contribution to EBITDA Executive Benefits Practice $ 1,704 $ 1,854 $ 1,860 $ 1,969 $ 1,906
Banking Practice 48,996 50,799 52,085 53,068 54,713
CSI 601 631 663 696 731
Depreciation 3,702 3,810 3,922 4,051 4,187
Total $55,003 $57,094 $58,530 $59,783 $61,536
Depreciation and Amortization Expense ($15,668) ($15,797) ($15,928) ($16,073) ($16,225)
Pre-Tax Income 39,334 41,297 42,602 43,711 45,311
Taxes (16,009) (16,808) (17,339) (17,790) (18,442)
Net Income $23,325 $24,489 $25,263 $25,920 $26,870

Valuation Analysis
Discounted Cash Flow Analysis – CSG Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
Pre-Tax Income $39,334 $41,297 $42,602 $43,711 $45,311
Depreciation and Amortization Expense 15,668 15,797 15,928 16,073 16,225
Taxes (16,009) (16,808) (17,339) (17,790) (18,442)
Tax Shield 15,622 15,287 15,220 15,220 15,220
Free Cash Flow $54,615 $55,572 $56,411 $57,213 $58,314

Valuation Analysis

Discounted Cash Flow Analysis – OBS Income Statement

(Dollars in thousands; except per share data)

	2006	2007	2008	2009	2010
First-Year Revenue					
Healthcare Group	$31,582	$33,161	$34,819	$36,560	$38,388
Pearl Meyer	32,523	34,149	35,857	37,649	39,532
Medex	4,121	4,327	4,543	4,771	5,009
Federal Policy Group	11,485	12,059	12,662	13,295	13,960
Stratford	7,076	7,430	7,801	8,191	8,601
Baden	1,400	5,880	6,174	6,483	6,807
Total	$88,187	$97,006	$101,856	$106,949	$112,297
Renewal Revenue					
Healthcare Group	$9,029	$8,578	$8,149	$7,741	$7,354
Medex	–	–	–	–	–
Total	$9,029	$8,578	$8,149	$7,741	$7,354
Total Revenue	$97,216	$105,584	$110,005	$114,690	$119,651
Commission and Fee Expense					
Healthcare Group	($4,895)	($4,944)	($4,993)	($5,043)	($5,094)
Medex	(1,672)	(1,672)	(1,672)	(1,672)	(1,672)
Total	($6,567)	($6,616)	($6,665)	($6,715)	($6,766)
Operating Expense					
Healthcare Group	($29,656)	($31,139)	($32,696)	($34,331)	($36,047)
Pearl Meyer	(26,935)	(28,282)	(29,696)	(31,181)	(32,740)
Medex	(927)	(973)	(1,022)	(1,073)	(1,127)
Federal Policy Group	(8,498)	(8,923)	(9,369)	(9,837)	(10,329)
Stratford	(5,787)	(6,076)	(6,380)	(6,699)	(7,034)
Baden	(938)	(3,938)	(4,134)	(4,341)	(4,558)
Deduction of Depreciation	670	703	738	775	814
Total	($72,071)	($78,628)	($82,559)	($86,687)	($91,021)

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis
Discounted Cash Flow Analysis – OBS Income Statement (continued) (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
Contribution to EBITDA Healthcare Group $ 6,060 $ 5,656 $ 5,279 $ 4,928 $ 4,601
Pearl Meyer 5,588 5,867 6,161 6,469 6,792
Medex 1,522 1,682 1,849 2,025 2,210
Federal Policy Group 2,987 3,136 3,293 3,457 3,630
Stratford 1,289 1,353 1,421 1,492 1,567
Baden 463 1,943 2,040 2,142 2,249
Depreciation 670 703 738 775 814
Total $18,578 $20,340 $20,781 $21,288 $21,864
Depreciation and Amortization Expense (2,834) (2,857) (2,881) (2,907) (2,935)
Pre-Tax Income $15,744 $17,483 $17,900 $18,381 $18,929
Taxes (6,408) (7,115) (7,285) (7,481) (7,704)
Net Income $ 9,336 $10,367 $10,614 $10,900 $11,225

Valuation Analysis
Discounted Cash Flow Analysis – OBS Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
Pre-Tax Income $15,744 $17,483 $17,900 $18,381 $18,929
Depreciation and Amortization Expense 2,834 2,857 2,881 2,907 2,935
Earnout Payments to MedEx — — (600) (600) (600)
Taxes (6,408) (7,115) (7,285) (7,481) (7,704)
Tax Shield 2,502 2,502 2,502 2,502 2,502
Free Cash Flow $14,672 $15,727 $15,397 $15,709 $16,062

Valuation Analysis
Discounted Cash Flow Analysis – Corporate Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
EBITDA ($18,336) ($19,620) ($20,797) ($21,837) ($22,929)
Depreciation and Amortization Expense (1,201) (1,211) (1,221) (1,232) (1,244)
Pre-Tax Income ($19,537) ($20,831) ($22,018) ($23,069) ($24,172)
Taxes 7,952 8,478 8,961 9,389 9,838
Net Income ($11,586) ($12,353) ($13,057) ($13,680) ($14,334)

Valuation Analysis
Discounted Cash Flow Analysis – Corporate Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010
Pre-Tax Income ($19,537) ($20,831) ($22,018) ($23,069) ($24,172)
Depreciation and Amortization Expense 1,201 1,211 1,221 1,232 1,244
Taxes 7,952 8,478 8,961 9,389 9,838
Tax Shield — — — — -
Dividends (4,246) (4,246) (4,246) (4,246) (4,246)
Free Cash Flow ($14,631) ($15,388) ($16,082) ($16,694) ($17,337)

Valuation Analysis

Discounted Cash Flow Analysis

(Dollars in millions; except per share data)

	Selected EBITDA Multiples			Implied Enterprise Value		
CSG						
16% Discount Rate	8.0x	-	10.0x	$431	-	$499
17% Discount Rate	8.0x	-	10.0x	$418	-	$484
18% Discount Rate	8.0x	-	10.0x	$406	-	$470
19% Discount Rate	8.0x	-	10.0x	$395	-	$456
Range				$395	-	$499
OBS						
16% Discount Rate	9.0x	-	11.0x	$153	-	$177
17% Discount Rate	9.0x	-	11.0x	$148	-	$171
18% Discount Rate	9.0x	-	11.0x	$144	-	$166
19% Discount Rate	9.0x	-	11.0x	$140		$161
Range				$140	-	$177
Corporate						
16% Discount Rate	9.0x	-	11.0x	($159)	-	($185)
17% Discount Rate	9.0x	-	11.0x	($155)	-	($179)
18% Discount Rate	9.0x	-	11.0x	($150)	-	($174)
19% Discount Rate	9.0x	-	11.0x	($146)	-	($169)
Range				($146)	-	($185)
Value of Remaining Tax Shield[1]				$37	-	$37
Enterprise Value Range				$426	-	$528
Less: Net Debt[2]				($287)	-	($287)
Implied Equity Value				$139	-	$241
Per Share Value[3]				$7.88	-	$13.63

Note: Although presented as one of three separate cash flow streams, the corporate segment cannot operate independentally of the other units. LANE's proposal is to only acquire CSG and is for a third party buy OBS and the Corporate segment together.

(1) Remaining tax shield is discounted at a 17% discount rate

(2) Net debt is discounted at a 17% discount rate

(3) Based on shares outstanding of 17.7 million shares

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SANDLER O'NEILL + PARTNERS, L.P.